UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 3, 2009

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Performance Measures

On December 3, 2009, pursuant to the terms of the Short-Term Performance Plan of Wisconsin Energy Corporation amended and restated effective as of January 1, 2005 (the "STPP"), the Compensation Committee of Wisconsin Energy Corporation's Board of Directors (the "Compensation Committee") established overall performance goals for the upcoming 2010 plan year. In general, the 2010 annual incentive under the STPP will be dependent upon financial achievement determined by Wisconsin Energy's performance against targets for earnings from continuing operations and cash flows, which will be established in the near future. In addition to Wisconsin Energy's targets for earnings from continuing operations and cash flows, officers and employees whose positions principally relate to utility operations are also measured against targets for the aggregate net income of Wisconsin Electric Power Company and Wisconsin Gas LLC, wholly-owned subsidiaries of Wisconsin Energy. Awards can be increased or decreased by up to 10% based upon Wisconsin Energy's performance in the operational areas of customer satisfaction (5%), supplier and workforce diversity (2.5%) and safety (2.5%).

Amendment of the Performance Unit Plan

On December 3, 2009, the Compensation Committee amended and restated the Wisconsin Energy Corporation Performance Unit Plan (the "Performance Unit Plan") effective January 1, 2010, to eliminate the dividend equivalent on future awards. A performance unit granted under this plan entitles the grantee to receive a cash payment based upon Wisconsin Energy's total stockholder return (stock price appreciation plus dividends) over a three-year performance period as compared to the total stockholder return of a custom peer group of companies. Performance units may vest in an amount between 0% and 175% of the target award. Prior to this amendment, whenever Wisconsin Energy declared a dividend on its common stock, a grantee was entitled to receive a cash amount determined by multiplying (a) the number of performance units at the target 100% rate held by the grantee on the dividend declaration date, times (b) the amount of cash dividends paid by Wisconsin Energy on a share of its common stock.

Amendment of the Short-Term Performance Plan

On December 3, 2009, the Compensation Committee amended and restated the STPP effective January 1, 2010, to provide for short-term dividend equivalents. Under the STPP as amended, beginning with the 2010 performance unit grant under the Performance Unit Plan, certain officers and employees are eligible to receive short-term dividend equivalents in an amount equal to the number of performance units at the target 100% rate held by each such officer and employee on the dividend declaration date multiplied by the amount of cash dividends paid by Wisconsin Energy on a share of its common stock on such date. The short-term dividend equivalents will vest at the end of each year if Wisconsin Energy achieves the performance target or targets for that year established by the Compensation Committee in the same manner as the performance targets are established under the STPP for the annual incentive award. For 2010, the Compensation Committee determined that the short-term dividend equivalents will be dependent upon Wisconsin Energy's performance against a target for earnings from continuing operations, which will be established in the near future.

Amendment of the Death Benefit Only Plan

On December 3, 2009, the Compensation Committee amended the terms of the Death Benefit Only Plan, which is provided to certain designated officers of Wisconsin Energy and its subsidiaries, to eliminate the payment of any benefit once participants in the plan have retired from Wisconsin Energy. Prior to this amendment, if a participant's death occurred post-retirement a benefit was paid to his or her designated beneficiary in an amount equal to the after-tax value of one times final base salary. The plan continues to provide for a benefit in an amount equal to the after-tax value of three times a participant's base salary upon the death of the participant while employed by Wisconsin Energy. This change only affects future retirees, not those who have already retired.

Other Matters

In addition, attached as Exhibit 10.3 are the terms and conditions of restricted stock awards that may be granted under the 1993 Omnibus Stock Incentive Plan, approved by the Compensation Committee on December 3, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10 Material Contracts

10.1 Wisconsin Energy Corporation Short-Term Performance Plan, as amended and restated effective as of January 1, 2010.

10.2 Wisconsin Energy Corporation Performance Unit Plan, amended and restated effective as of January 1, 2010.

10.3 Terms and Conditions Governing Restricted Stock Awards under the 1993 Omnibus Stock Incentive Plan, approved December 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 4, 2009	Stephen P. Dickson - Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 4, 2009	Stephen P. Dickson - Vice President and Controller